UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 12, 2006 (October 12, 2006)

Date of Report (Date of earliest event reported)

AVAX TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-29222	13-3575874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2000 Hamilton Street

Suite 204

Philadelphia, PA 19130

(Address of principal executive offices, including zip code)

(215) 241-9760

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01	Other Events.

AVAX Technologies, Inc. (the Company) has reached a Special Protocol Assessment (SPA) agreement with the U.S. Food and Drug Administration (FDA) for the initiation of a registrable pivotal Phase III clinical trial for M-Vax, the Company’s AC Vaccine technology for the treatment of patients with Stage IV metastatic melanoma. The SPA is a written agreement between the Company and the FDA regarding the trial design, surrogate endpoints to be used as a basis for accelerated approval of M-Vax and the statistical analysis plan necessary to support regulatory approval of M-Vax. The SPA is further described in the Company’s press release issued October 12, 2006, which is filed as an exhibit to this Form 8-K and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed with this report:

99.1	AVAX Technologies, Inc. Press Release issued October 12, 2006, announcing the Special Protocol Assessment Agreement with the FDA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAX TECHNOLOGIES, INC.
Date: October 12, 2006.

	By:	/s/ Richard P. Rainey
	Name:	Richard P. Rainey
	Title:	President